EXHIBIT 4.7

TIFFANY & CO.,
as the Company,
EACH OF THE GUARANTORS PARTY HERETO
as the Guarantors

and

The Bank of New York Mellon Trust Company, N.A.,
as the Trustee

SUPPLEMENTAL INDENTURE NO. 2
DATED AS OF SEPTEMBER 25, 2014
TO INDENTURE
DATED AS SEPTEMBER 25, 2014
Relating To

$300,000,000 4.900% Senior Notes due 2044

SUPPLEMENTAL INDENTURE NO. 2
SUPPLEMENTAL INDENTURE NO. 2, dated as of September 25, 2014 (the “Supplemental Indenture”), among Tiffany & Co. (the “Company”), a Delaware corporation, the Guarantors (as defined herein) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), to the Base Indenture (as defined below).
RECITALS
WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of September 25, 2014 (the “Base Indenture”), providing for the issuance from time to time of its senior debt securities, to be issued in one or more series as therein provided;
WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of its 4.900% Senior Notes due 2044 (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture (together, the “Indenture”);
WHEREAS, the Notes initially will be fully and unconditionally guaranteed as to payment of principal, premium, if any, and interest on a senior unsecured basis by the Guarantors; and
WHEREAS, the Company and the Guarantors have requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid and legally binding instrument in accordance with its terms, to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid and legally binding obligations of the Company, and to make the Guarantee included herein, the valid and legally binding obligation of the Guarantors, and all acts and things necessary have been done and performed to make this Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.
WITNESSETH:
NOW, THEREFORE, for and in consideration of the premises contained herein, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes, as follows:
ARTICLE ONE

DEFINITIONS
Section 1.01.    Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture.

Section 1.02.    References in this Supplemental Indenture to article and section numbers shall be deemed to be references to article and section numbers of this Supplemental Indenture unless otherwise specified.

Section 1.03.    For purposes of this Supplemental Indenture and the Notes, the following terms have the meanings ascribed to them as follows:
“Additional Notes” means any additional Notes that may be issued from time to time pursuant to the second paragraph of Section 2.01.
“Base Indenture” has the meaning provided in the recitals.
“Business Day”, with respect to the Notes, means any day that is not a Saturday or Sunday and that is not a day on which banking institutions in New York, New York are generally authorized or obligated by law to close.

“Code” means the Internal Revenue Code of 1986, as amended.
“Consolidated Net Tangible Assets” means, with respect to any specified Person as of any date, the total assets of such Person and its Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of such Person and its Subsidiaries is available as of that date, minus (a) all current liabilities of such Person and its Subsidiaries reflected on such balance sheet and (b) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangible assets of such Person and its Subsidiaries reflected on such balance sheet, as determined on a consolidated basis in accordance with GAAP.
“Contingent Obligation” means, as to any Person (the “secondary obligor”), any obligation of such secondary obligor (a) guaranteeing or in effect guaranteeing any return on any Investment made by another Person, or (b) guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such secondary obligor, whether contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) otherwise to assure or hold harmless the beneficiary of such primary obligation against loss in respect thereof, and (v) in respect of the Indebtedness of any partnership in which such secondary obligor is a general partner, except to the extent that such Indebtedness of such partnership is nonrecourse to such secondary obligor and its separate Property; provided that the term “Contingent Obligation” shall not include (i) the indorsement of instruments for deposit or collection in the ordinary course of business and (ii) guaranties by the Company or any Subsidiary of the Company of the primary obligations of any other Subsidiary of the Company incurred in the ordinary course of business of such other Subsidiary; and provided, further, that the amount of any such Contingent Obligation shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of such primary obligation and (b) the maximum amount for which such secondary obligor may be liable pursuant to the terms of the agreement embodying such Contingent Obligation unless such primary obligation and the maximum amount for which such secondary obligor may be liable are not stated or determinable, in which case the amount of such Contingent Obligation shall be such secondary obligor’s maximum reasonably anticipated liability in respect thereof as determined by such secondary obligor in good faith.
“Depositary” has the meaning provided in Section 2.03.
“Exchange Notes” means notes issued in a registered exchange offer pursuant to the Registration Rights Agreement.
“Existing Senior Credit Facilities” means (1) the Three Year Credit Agreement dated as of December 21, 2011 by and among the Company, the Guarantors, certain Subsidiary borrowers, The Bank of New York Mellon, as Administrative Agent, and various lenders party thereto, as amended from time to time and (2) the Five Year Credit Agreement dated as of December 21, 2011 by and among the Company, the Guarantors, certain Subsidiary borrowers, The Bank of New York Mellon, as Administrative Agent, and various lenders party thereto.
“Guarantors” means any Subsidiary of the Company that executes a Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Guarantee of such Person has been released in accordance with the provisions of this Indenture.
“Indebtedness” means, as to any Person, at a particular time, all items of such Person which constitute, without duplication, (a) indebtedness for borrowed money or the deferred purchase price of Property (other than (i) accounts payable and accrued expenses incurred in the ordinary course of business, (ii) deferred compensation payable to directors, officers or employees of the Company or any Subsidiary and (iii) any purchase price adjustment, earnout or deferred payment of a similar nature incurred in connection with an acquisition, except to the extent that the amount payable pursuant to such purchase price adjustment, earnout or deferred payment obligation has become fixed and is not promptly paid when due), (b) indebtedness evidenced by notes, bonds, debentures or similar instruments, (c) obligations with respect to any conditional sale or other title retention agreement, (d) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer’s payment of such drafts, (e) liabilities described in any other clause of this definition which are secured by any Lien on any Property owned by such Person even though such Person shall not have assumed or otherwise become liable for the payment thereof (other than carriers’, warehousemen’s, mechanics’, repairmen’s or other like nonconsensual Liens arising in the ordinary course of business), (f) that portion of any obligation of such Person, as lessee, which in accordance with GAAP is required to be capitalized on the balance sheet of such Person, and (g) Contingent Obligations of such Person of Indebtedness of others.
“Indenture” has the meaning provided in the recitals.
“Initial Notes” means the aggregate principal amount of each series of Notes issued on the date hereof, as specified on the first paragraph of Section 2.01.
“Interest Payment Date” has the meaning provided in Section 2.04.
“Investments” means any derivative product or any interest therein or any debt security, shares, rights, interests, participations, warrants, options, rights of conversion or other equivalents (however designated) of corporate stock of, or any other equity interest in, any Person, or any loan or advance to, or any arrangement for the purpose of providing funds or credit to, or making any other investment, whether by way of capital contribution or otherwise, in any Person.
“Lien” means any mortgage, pledge, assignment, lien, charge, encumbrance or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.
“Make-Whole Amount” means, in connection with any optional redemption, the excess, if any, of (a) the aggregate present value as of the Redemption Date of each dollar of principal being redeemed and the amount of interest, exclusive of interest accrued to the Redemption Date, that would have been payable in respect of each such dollar of principal if such redemption had been made on the applicable par call date, determined by discounting, on a semi-annual basis (assuming a 360-day year of twelve 30-day months), such principal and interest at the Reinvestment Rate, determined by the Company on the third Business Day preceding the date the Redemption Notice is given, from the respective dates on which such principal and interest would have been payable if such redemption had been made on the applicable par call date, to the Redemption Date, over (b) the aggregate principal amount of the Notes being redeemed.
“Mortgage” means and includes any mortgage or deed of trust, pledge, lien, encumbrance, hypothecation, assignment, security interest, conditional sale or other title retention agreement or other similar security arrangement of any kind or nature whatsoever, on or with respect to any property.
“New Senior Credit Facilities” means the new four year unsecured revolving credit facility and the new five year unsecured revolving credit facility, each contemplated as of the date hereof as a replacement of the Existing Senior Credit Facilities.
“Non-Recourse Debt” means Indebtedness as to which (a) neither the Company nor any of its Subsidiaries (x) provides credit support of any kind or (y) is directly or indirectly liable as a guarantor or otherwise and (b) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Subsidiaries.
“Notes” has the meaning provided in the recitals. For the avoidance of doubt, “Notes” shall include the Additional Notes, if any.
“Property” means, in respect of any Person, all types of real, personal, tangible, intangible or mixed property and all types of tangible or intangible property owned or leased by such Person.

“Redemption Price” means the redemption price specified in Section 3.02(a) or (b), as applicable.
“Registration Rights Agreement” means (i) the registration rights agreement, dated as of September 25, 2014 among the Company, the Guarantors, and the representatives of the initial purchasers party thereto and (ii) with respect to any Additional Notes, one or more substantially similar registration rights agreements among the Company and the other parties thereto, as such agreements may be amended from time to time.
“Reinvestment Rate” means 0.250% plus the arithmetic mean of the yields under the heading “Week Ending” published in the most recent Statistical Release prior to the date of determination of the make-whole amount under the caption “Treasury Constant Maturities” for the maturity, rounded to the nearest month, corresponding to the remaining life to the applicable par call date of the series of notes being redeemed, as of the redemption date of the principal amount of the notes being redeemed. If no maturity exactly corresponds to such par call date, yields for the two published maturities most closely corresponding to such par call date shall be calculated by the Company pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury yield in the above manner, then the Treasury yield shall be determined by the Company in the manner that most closely approximates the above manner, as reasonably determined by the Company.
“Restricted Property” means any real property, manufacturing plant, warehouse, office building or other physical facility or other like depreciable assets of the Company or any of its subsidiaries, whether owned on or acquired after the issue date of the Notes, unless, in the good faith opinion of the Board of Directors, such plant or facility or other asset is not of material importance to the total business conducted by the Company and its subsidiaries, taken as a whole.
“Restricted Subsidiary” means any of the Company’s subsidiaries which owns a Restricted Property.
“Statistical Release” means the statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve System and which reports yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any required determination under the indenture, then such other reasonably comparable index which shall be designated by the Company.
“Supplemental Indenture” has the meaning provided in the preamble.
“Trustee” has the meaning provided in the preamble.

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE NOTES
Section 2.01.    Designation and Principal Amount.
The Notes are hereby authorized and are designated as a Series of Securities under the Base Indenture, titled as the “4.900% Senior Notes due 2044”, initially limited to $300,000,000 in aggregate principal amount. The Notes issued on the date hereof pursuant to the terms of the Indenture shall be in an aggregate principal amount of $300,000,000, which amount shall be set forth in the written order of the Company for the authentication and delivery of the Notes pursuant to Section 2.3 of the Base Indenture.
In addition, without the consent of the holders of the Notes, the Company may issue, from time to time in accordance with the provisions of the Indenture, Additional Notes having the same ranking and the same interest rate, maturity and other terms as the Notes (except for the issue date and issue price); provided that such additional Notes shall be fungible with the Notes issued on the date hereof for U.S. federal income tax purposes. Any

Additional Notes having such similar terms, together with the applicable series of Notes issued on the date hereof, shall constitute a single series of notes under the Indenture. No Additional Notes may be issued if an Event of Default has occurred with respect to the Notes.

Section 2.02.    Maturity.
Unless an earlier redemption has occurred, the principal amount of the Notes shall mature and be due and payable, together with any accrued interest thereon, on October 1, 2044.
Section 2.03.    Form and Payment.
The Notes shall be issued as global notes, in fully registered book-entry form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The Notes and the Trustee’s Certificates of Authentication to be endorsed thereon are to be substantially in the form of Schedule B, which form is hereby incorporated in and made a part of this Supplemental Indenture.
The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Company, the Guarantors and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.
The Company will make payments of principal, premium, if any, and/or interest, if any, in respect of the Notes represented by Global Notes by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Company will make all payments of principal, premium, if any, and/or interest and special interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address.
Principal, premium, if any, and/or interest, if any, on the global notes representing the Notes shall be made to The Depository Trust Company (together with any successor thereto, the “Depositary”).
The global notes representing the Notes shall be deposited with, or on behalf of, the Depositary and shall be registered in the name of the Depositary or a nominee of the Depositary. No global note may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or such nominee to a successor of the Depositary or a nominee of such successor.
Additional provisions relating to the Initial Notes, Additional Notes, Exchange Notes and any other Notes issued under this Supplemental Indenture are set forth in Schedule A, which is hereby incorporated in and made a part of this Supplemental Indenture.
If any Interest Payment Date or the Maturity Date is not a Business Day, the related payment of principal of or interest on such series of notes shall become due and payable on the next succeeding Business Day with the same force and effect as if made on the date such payment were due, and no interest shall accrue on the amount payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such regular Record Date and shall be paid as set forth in Section 2.13 of the Base Indenture.
Section 2.04.    Interest.
Interest on the Notes shall accrue at the rate of 4.900% per annum. Interest on the Notes shall accrue from September 25, 2014 or the most recent interest payment date on which interest was paid. Interest on the Notes shall be payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2015 (each an “Interest Payment Date”), to the Holders in whose names the Notes are registered at the close of business on the preceding March 15 and September 15 (each a “Record Date”). Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 2.05.    Sinking Fund.
The Notes shall not have the benefit of a Sinking Fund. Accordingly, Sections 3.7, 3.8 and 3.9 of the Base Indenture shall not be applicable to the Notes.

Section 2.06.    Limitation on Liens.
The Company will not, and will not permit any of its Subsidiaries to, incur, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of Indebtedness for money borrowed, secured by a Mortgage on any Restricted Property, or on any shares of stock, ownership interests in, or Indebtedness of a Restricted Subsidiary, without effectively providing concurrently with the incurrence, issuance, assumption or guarantee of such secured Indebtedness that the Notes (together with, if the Company shall so determine, any of its other Indebtedness or the Indebtedness of any such Restricted Subsidiary then existing or thereafter created ranking on a parity with the Notes) shall be secured equally and ratably with (or prior to) such secured Indebtedness, so long as such secured Indebtedness shall be so secured; provided, however, that these provisions shall not apply to:
(a)    Mortgages existing on the date of the Indenture;
(b)    Mortgages on property or assets of, or on any shares of stock, ownership interests in or Indebtedness of, any Person existing at the time such Person becomes a Subsidiary or is merged or consolidated with the Company or any of its Subsidiaries (including a Restricted Subsidiary); provided that such Mortgage does not secure Indebtedness incurred in contemplation of such acquisition, merger or consolidation and is only secured by Mortgages on the assets, shares of stock, ownership interests in or Indebtedness of such Person (and Subsidiaries of such Person) and/or to property other than Restricted Property or shares of stock, ownership interests in or Indebtedness of a Restricted Subsidiary;
(c)    Mortgages on property or assets existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price or cost of construction, development, expansion or improvement thereof or to secure any Indebtedness incurred prior to, at the time of, or within 12 months after, the acquisition or completion of construction, development, expansion or improvement of such property or assets or its commencement of commercial operations for the purpose of financing all or any part of the purchase price or cost of construction, development, expansion or improvement thereof; provided that such Mortgage only extends to the property or assets so acquired, constructed, improved or purchased;
(d)    Mortgages in favor of the Company or any of the Company’s Subsidiaries;
(e)    the Mortgage of any of the Company’s property or assets or any property or assets of any of the Company’s Restricted Subsidiaries in favor of the United States of America or any other sovereign entity, or any state, province or other political subdivision thereof, or any entity, department, agency, instrumentality or comparable authority thereof, to secure partial, progress, advance or other payments pursuant to the provisions of any contract, statute, law, rule or regulation;
(f)    the Mortgage of any property or assets to secure Indebtedness of the pollution control, industrial revenue or other revenue bond type the interest on which is exempt from federal taxation pursuant to Section 103 of the Code;
(g)    Mortgages incurred or deposits made (including Mortgages and deposits securing letters of credit or similar financial assurance) to secure the performance of or in connection with bids, tenders, statutory obligations, surety, performance, completion, appeal or similar bonds, leases and other obligations similar to any of the foregoing, in each case in the ordinary course of business;
(h)    Mortgages arising by operation of law, including but not limited to Mortgages for taxes, assessments or similar charges that are not yet due or the validity of which is being contested in good faith by appropriate proceedings;

(i)    Mortgages created in connection with the acquisition of property or assets, or a project financed with, Non-Recourse Debt;
(j)    Mortgages incurred in the ordinary course of business in favor of Persons supplying the Company or any Restricted Subsidiary with precious metals, precious gems, jewelry or other inventory on a consignment or leased basis, covering the property so supplied;
(k)    any extension, renewal, refinancing or replacement (or successive extensions, renewals, refinancings or replacements), as a whole or in part, of any Mortgage referred to in the foregoing clauses, inclusive; provided, that such extension, renewal, refinancing or replacement Mortgage shall not extend beyond the property or assets that secured the Mortgage extended, renewed, refinanced or replaced, plus improvements on such property or assets and is not greater in principal amount than the obligations secured by the Mortgage extended, renewed, refinanced or replaced plus the amount of fees and expenses incurred in connection therewith; and
(l)    other Mortgages, in addition to those permitted in clauses (a) through (k) above, securing Indebtedness in an aggregate principal amount (including all Indebtedness incurred pursuant to clause (k) above to extend, renew, refinance or replace any Indebtedness incurred pursuant to this clause (l)), measured as of the date of the incurrence of any such Indebtedness (giving pro forma effect to the application of the proceeds therefrom), not to exceed 15% of the Consolidated Net Tangible Assets of the Company measured as of the date of the incurrence of such Indebtedness (giving pro forma effect to the application of the proceeds therefrom).
For the purposes of clauses (k) and (l) above, with respect to any revolving credit facility secured by a Mortgage, the full amount of Indebtedness that may be borrowed thereunder will be deemed to be incurred at the time any revolving credit commitment thereunder is first extended or increased and will not be deemed to be incurred when such revolving credit facility is drawn upon.
ARTICLE THREE
REDEMPTION OF THE NOTES
Section 3.01.    Redemption Provisions in the Base Indenture.
Sections 3.1, 3.2 and 3.3 of the Base Indenture shall not be applicable to the Notes and are superseded by Article III of this Supplemental Indenture. Sections 3.4, 3.5 and 3.6 of the Base Indenture shall be applicable to the Notes.
Section 3.02.    Optional Redemption.
(a)    Redemption At Any Time. The Company may redeem the Notes, in whole or in any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) at any time or from time to time at a price (the “Redemption Price”) equal to the sum of (1) 100% of the principal amount of the Notes to be redeemed, plus (2) accrued and unpaid interest, if any, on those Notes to the Redemption Date, plus (3) the Make-Whole Amount, if any; provided, that if the Redemption Date falls after a Record Date and on or before the corresponding Interest Payment Date, interest otherwise due on the Interest Payment Date will be paid to Holders of Notes on the Record Date and the Redemption Price will not include such accrued and unpaid interest.
(b)    Redemption On or After April 1, 2044. The Company may redeem the Notes, in whole or in any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) at any time or from time to time on or after April 1, 2044 at a price (the “Redemption Price”) equal to the sum of (1) 100% of the principal amount of the Notes to be redeemed, plus (2) accrued and unpaid interest, if any, on those Notes to the Redemption Date; provided, that if the Redemption Date falls after a Record Date and on or before the corresponding Interest Payment Date, interest otherwise due on the Interest Payment Date will be paid to Holders of Notes on the Record Date and the Redemption Price will not include such accrued and unpaid interest.

(c)    Calculation of the Redemption Price. The Company will calculate the Redemption Price, and the Trustee shall have no liability with respect to or obligation to calculate the Redemption Price of any Notes.
(d)    Selection of Securities to be Redeemed. If the Company chooses to redeem less than all of the Notes, the Company will notify the Trustee at least 60 days before giving the Redemption Notice, or such shorter period as is satisfactory to the Trustee, of the aggregate principal amount of the Notes to be redeemed and the applicable Redemption Date. If less than all of the Notes are to be redeemed, the Trustee or applicable Depositary will select the Notes to be redeemed by lot (or, in the case of Global Notes based on Applicable Procedures). The Trustee will not be liable for selections made by it or the Depositary as contemplated in this Section 3.02(d).
Section 3.03.    Notice of Redemption.
At least 30 days but not more than 60 days before a redemption date, the Company will deliver a notice of redemption (the “Redemption Notice”) to each Holder whose Notes are to be redeemed, in accordance with Section 10.1 of the Base Indenture, except that Redemption Notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article VIII of the Base Indenture.
The Redemption Notice shall identify the Notes to be redeemed and corresponding CUSIP, ISIN or Common Code numbers, as applicable, and will state:
(a)    the date on which the notes will be redeemed (the “Redemption Date”);
(b)    the Redemption Price;
(c)    if any Global Note is being redeemed in part, the portion of the principal amount of such Global Note to be redeemed and that, after the redemption date upon surrender of such Global Note, the principal amount thereof will be decreased by the portion thereof redeemed pursuant thereto;
(d)    if any Certificated Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed, and that, after the Redemption Date, upon surrender of such Note, a new Certificated Note or Certificated Notes in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Certificated Note;
(e)    the name and address of the Paying Agent(s) to which the Notes are to be surrendered for redemption;
(f)    that Notes called for redemption must be surrendered to the relevant Paying Agent to collect the Redemption Price;
(g)    that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption cease to accrue on and after the redemption date;
(h)    that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;
(i)    the paragraph of the Notes and/or Section of the Indenture pursuant to which the Notes called for redemption are being redeemed; and
(j)    that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code numbers, if any, listed in such notice or printed on the Notes.
At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 35 days prior to the

Redemption Date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

ARTICLE FOUR
GUARANTEES AND GUARANTOR COVENANTS
Section 4.01.    Guarantees.
(a)    Subject to this Article Four, each of the Guarantors hereby, jointly and severally, unconditionally guarantees (each, a “Guarantee”) to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:
(1)    the principal of, premium, if any, on, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest on, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
(2)    in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.
Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
(b)    The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
(c)    If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
(d)    Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.2 of the Base Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Section 6.2 of the Base Indenture, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Section 4.02.    Limitation on Guarantor Liability.
Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.
Section 4.03.    Execution and Delivery of Note Guarantee.
To evidence its Note Guarantee set forth in Section 4.01, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form attached as Schedule C hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.
Each Guarantor hereby agrees that its Guarantee set forth in Section 4.01 will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.
If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee will be valid nevertheless.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.
In the event that any of the Company’s Subsidiaries that is not a Guarantor becomes a guarantor under the Existing Senior Credit Facilities or guarantees the New Senior Credit Facilities or any other Indebtedness of the Company, which other Indebtedness constitutes indebtedness for borrowed money or otherwise exceeds $20,000,000 in aggregate principal amount, the Company will cause such Subsidiary to Guarantee the Notes on a senior unsecured basis pursuant to the provisions of Section 4.01 and this Article Four, to the extent applicable.

Section 4.04.    Releases.
The Guarantee of a Guarantor shall be automatically and unconditionally released and such Guarantor shall be discharged from all obligations under the Indenture and the Guarantee without any action required on the part of the Trustee or any Holder:
(a)    in connection with any sale or other disposition (by merger or otherwise) of Capital Stock of that Guarantor to any Person that is not the Company or a Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Guarantor is no longer a Subsidiary of the Company;
(b)    if such Guarantor is released or discharged from its guarantee of any other Indebtedness of the Company, excluding Indebtedness (other than for borrowed money) in an aggregate principal amount not to exceed $20,000,000; or
(c)    upon legal defeasance in accordance with Section 8.1(c) of the Base Indenture or satisfaction and discharge of this Indenture in accordance with Article VIII of the Base Indenture.
The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers’ Certificate and Opinion of Counsel certifying as to the compliance with this Section 4.04.

Section 4.05.    Additional Note Guarantees.
The Company will cause each of its Subsidiaries that is not a Guarantor and that becomes a guarantor under the Existing Senior Credit Facilities or the New Senior Credit Facilities or that guarantees any other Indebtedness of the Company, which other Indebtedness constitutes indebtedness for borrowed money or otherwise, exceeds $20,000,000 in aggregate principal amount, to become a Guarantor by executing a supplemental indenture and delivering an Opinion of Counsel satisfactory to the Trustee within 10 Business Days thereafter to the effect that such supplemental indenture has been duly authorized, executed and delivered by that Subsidiary and constitutes a valid and binding agreement of that Subsidiary, enforceable in accordance with its terms (subject to customary exceptions).

Section 4.06.    Compliance Certificate.
Each Guarantor will deliver to the Trustee a compliance certificate comparable in form to the compliance certificate to be provided by the Company pursuant to Section 4.2 of the Base Indenture and within the time periods specified therein.

ARTICLE FIVE

AMENDMENTS AND WAIVERS

Section 5.01.    Replacement of Amendments and Waivers Without Consent of Holders.
(a)    The provisions of Section 9.1 of the Base Indenture are hereby deleted with respect to the Notes and replaced with Section 5.01(b), which shall apply to amendments and waivers of the terms of the Indenture with respect to the Notes.
(b)    Without the consent of any Holder of the Notes, the Company and the Trustee may amend or supplement this Indenture or the Notes in the following circumstances:
(1)    to cure any ambiguity, omission, defect or inconsistency therein;
(2)    to provide for the assumption of the Company’s obligations under this Indenture by a successor or transferee upon any merger, consolidation or asset transfer to comply with the provisions set forth in Section 5.1 of the Base Indenture;
(3)    to provide for uncertificated Notes in addition to or in place of Certificated Notes;
(4)    to provide any security for, or guarantees of, the Notes or for the addition of an additional obligor on the Notes;
(5)    to comply with any requirement to effect or maintain the qualification of this Indenture under the TIA, if applicable;
(6)    to add covenants that would benefit the Holders of it's the Notes or to surrender any rights the Company has under this Indenture;
(7)    to add additional Events of Default with respect to the Notes;
(8)    to provide for the issuance of, and establish forms and terms and conditions of, a new Series of Securities;

(9)    to issue additional Securities of any Series, provided that such additional Securities have the same terms as, and be deemed part of the same Series as, the applicable Series of Securities to the extent required under the Indenture;
(10)    to make any change that does not adversely affect the rights of any holder of outstanding Notes of a series in any material respect;
(11)    to evidence and provide for the acceptance of and appointment by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee;
(12)    to conform the Indenture or the Notes to any provision of the “Description of Notes” in the Offering Memorandum, dated September 22, 2014, with respect to the Notes to the extent that such provision is intended to be a verbatim recitation of a provision of the Indenture or the Notes, as applicable; or
(13)    to make any amendments to the provisions of this Indenture relating to the transfer and legending of the Notes.
A supplemental indenture that changes or eliminates any covenant, event of default or other provision of the Indenture that has been expressly included solely for the benefit of one or more series of notes other than the Notes, or which modifies the rights of the Holders of such other notes with respect to such covenant, event of default or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of the Notes if such Notes do not have the benefit of such covenant, event of default or other provision.

Section 5.02.    Form of Supplement, Amendment or Waiver.

It will not be necessary for the consent of the Holders of the Notes to approve the particular form of any proposed supplement, amendment or waiver, but it shall be sufficient if such consent approves the substance of such supplement, amendment or waiver.

ARTICLE SIX

MISCELLANEOUS

Section 6.01.    Application of Supplemental Indenture.

This Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 6.02.    Trust Indenture Act Controls.
If any provision hereof limits, qualifies or conflicts with the duties imposed by Sections 310 through 317 of the Trust Indenture Act, the imposed duties shall control.
Section 6.03.    Conflict with Base Indenture.

To the extent not expressly amended or modified by this Supplemental Indenture, the Base Indenture shall remain in full force and effect. If any provision of this Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, the provision of this Supplemental Indenture shall control.

Section 6.04.    Notices.
Any request, direction, instruction, demand, document, notice or communication by a party to the other parties will be made in the manner and be effective as set forth in Section 10.1 of the Base Indenture. Notices to the Guarantors shall be delivered as follows:
if to Tiffany and Company:
Tiffany and Company
727 Fifth Avenue
New York, New York 10022
Fax: (212) 755-8000
Attention: Corporate Secretary

with a copy to:
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
Fax: (212) 351-4035
Attention: Andrew L. Fabens

if to Tiffany & Co. International:
Tiffany & Co. International
727 Fifth Avenue
New York, New York 10022
Fax: (212) 755-8000
Attention: Corporate Secretary

with a copy to:
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
Fax: (212) 351-4035
Attention: Andrew L. Fabens

if to Tiffany & Co. Japan Inc.:
Tiffany & Co. Japan Inc.
727 Fifth Avenue
New York, New York 10022
Fax: (212) 755-8000
Attention: Corporate Secretary

with a copy to:
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
Fax: (212) 351-4035
Attention: Andrew L. Fabens

Section 6.05.    Governing Law.

THIS SUPPLEMENTAL INDENTURE AND THE NOTES, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE NOTES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO

CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.
Section 6.06.    Successors.
All agreements of the Company in the Base Indenture, this Supplemental Indenture and the Notes shall bind its successors. All agreements of the Guarantors in this Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in the Base Indenture and this Supplemental Indenture shall bind its successors.
Section 6.07.    Waiver of Jury Trial.
EACH OF THE COMPANY, EACH GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
Section 6.08.    Counterparts.
This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 6.09.    Trustee Disclaimer.
The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee. The recitals and statements herein are deemed to be those of the Company and not the Trustee.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused it to be duly executed as of the day and year first above written.

TIFFANY & CO.,
as Company
By:	/s/ Ralph Nicoletti
Name: Ralph Nicoletti
Title: Executive Vice President - Chief Financial Officer

TIFFANY AND COMPANY,
as Guarantor
By:	/s/ Ralph Nicoletti
Name: Ralph Nicoletti
Title: Executive Vice President - Chief Financial Officer

TIFFANY & CO. INTERNATIONAL,
as Guarantor
By:	/s/ Ralph Nicoletti
Name: Ralph Nicoletti
Title: Chief Financial Officer

TIFFANY & CO. JAPAN INC.,
as Guarantor
By:	/s/ Ralph Nicoletti
Name: Ralph Nicoletti
Title: Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:	/s/ Michael Countryman
Name: Michael Countryman
Title: Vice President

[Signature Page to Supplemental Indenture No. 2]

Schedule A

PROVISIONS RELATING TO INITIAL NOTES,
ADDITIONAL NOTES AND EXCHANGE NOTES
Section 1.1    Definitions.
(a)     Capitalized Terms.
Capitalized terms used but not defined in this Schedule A have the meanings given to them in this Indenture. The following capitalized terms have the following meanings:
“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.
“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
“Certificated Note” means a certificated Initial Note, Additional Note or Exchange Note issued pursuant to the Indenture (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.
“Distribution Compliance Period,” with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.
“Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems Clearance System or any successor securities clearing agency.
“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Transfer Restricted Notes” means Certificated Notes and any Notes in global form that bear or are required to bear the Restricted Notes Legend.
“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.
“U.S. person” means a “U.S. person” as defined in Regulation S.

(b)    Other Definitions.

Term:	Defined in Section:

“Agent Members”	2.1(c)
“Certificated Notes Legend”	2.2(e)
“ERISA Legend”	2.2(e)
“Global Note”	2.1(b)
“Global Notes Legend”	2.2(e)
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.2(e)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Notes”	2.1(a)
“Agent Members”	2.2(e)
“Certificated Notes Legend”	2.1(b)
“ERISA Legend”	2.1(a)

Section 2.1    Form and Dating
(a)  The Initial Notes issued on the date hereof shall be (i) offered and sold by the Company to the initial purchasers thereof and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Notes”). Additional Notes may also be considered to be Rule 144A Notes or Regulation S Notes, as applicable.
(b)  Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in Certificated, fully registered form, numbered RA-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes, numbered RS-1 upward (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The Rule 144A Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.7 of the Base Indenture and Section 2.2(c) of this Schedule A.
(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.
The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.3 of the Base Indenture and pursuant to an order of the Company signed by one authorized officer of the Company, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.
Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
(d) Certificated Notes. Except as provided in Section 2.2 or Section 2.3 of this Schedule A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Certificated Notes.
Section 2.2    Transfer and Exchange.
(a)  Transfer and Exchange of Certificated Notes for Certificated Notes. When Certificated Notes are presented to the Registrar with a request:
(i)  to register the transfer of such Certificated Notes; or
(ii)  to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Notes surrendered for transfer or exchange:
(1)  shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and
(2)  in the case of Transfer Restricted Notes, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.2(b) of this Schedule A or otherwise in accordance with the Restricted Notes Legend, and are accompanied by a certification from the transferor in the form provided on the reverse side of the Form of Note in Schedule B to the Supplemental Indenture for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.
(b)  Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note. A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:
(i) a certification from the transferor in the form provided on the reverse side of the Form of Note in Schedule B to the Supplemental Indenture for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and
(ii) written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Certificated Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Certificated Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Certificated Note so canceled. If the applicable Global Note is not then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new applicable Global Note in the appropriate principal amount.

(c)  Transfer and Exchange of Global Notes.
(i)  The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Schedule A, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note, and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.
(ii)  If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.
(iii)  Notwithstanding any other provisions of this Schedule A (other than the provisions set forth in Section 2.3 of this Schedule A), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
(d) Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Global Notes for Interests in Unrestricted Global Notes.
(i) Transfers by an owner of a beneficial interest in a Rule 144A Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Global Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Note in Schedule B to the Supplemental Indenture for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto. In addition, the transferee must furnish a signed letter substantially in the form of the Transferee Letter of Representation in Schedule B to the Supplemental Indenture to the Trustee.
(ii) During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the United States of America. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Note in Schedule B to the Supplemental Indenture for exchange or registration of transfers. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.
(iii) Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note upon certification in the form provided on the reverse side of the Form of Note in Schedule B to the Supplemental Indenture for an exchange from a Regulation S Global Note to an Unrestricted Global Note.
(iv) Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note may be exchanged for beneficial interests in an Unrestricted Global Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Schedule B to the Supplemental Indenture) and upon delivery of such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.
(v) If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), then pursuant to Section 2.3 of the Base Indenture, the Company shall issue and the Trustee shall authenticate, upon written order of the Company, a new Unrestricted Global Note in the appropriate principal amount.
(e)  Legends.
(i)  None of the Notes will bear the legend set forth in Section 2.14.2 of the Base Indenture. Except as permitted by Section 2.2(d), this Section 2.2(e), Section 2.2(i) and Section 2.2(j) of this Schedule A, each Note certificate evidencing the Global Notes and the Certificated Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) TO THE COMPANY, ANY OF THE GUARANTORS OR ANY OF THEIR RESPECTIVE SUBSIDIARIES AND (C) IN ACCORDANCE WITH ALL APPLICABLE BLUE SKY LAWS OF THE STATES OF THE UNITED STATES, AND ANY SELLER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (A)(1) OR (2) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (A)(2), (3) OR (4) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
Each Certificated Note shall bear the following additional legend (“Certificated Notes Legend”):
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
Each Global Note shall bear the following additional legend (“Global Notes Legend”):
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW

YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
Each Note shall bear the following additional legend (“ERISA Legend”):
BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.
(ii)  Upon any sale or transfer of a Transfer Restricted Note that is a Certificated Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Certificated Note that does not bear the Restricted Notes Legend and the Certificated Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Schedule B to the Supplemental Indenture) and provides such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.
(iii)  After a transfer of any Initial Notes or Additional Notes during the period of the effectiveness of a Shelf Registration Statement (as defined in the Registration Rights Agreement) with respect to such Initial Notes or Additional Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Initial Notes or Additional Notes shall cease to apply and the requirements that any such Initial Notes or Additional Notes be issued in global form shall continue to apply.
(iv)  Upon the consummation of an Exchange Offer with respect to the Initial Notes or Additional Notes pursuant to which Holders of such Initial Notes or Additional Notes are offered Exchange Notes in exchange for their Initial Notes or Additional Notes, all requirements pertaining to Initial Notes or Additional Notes that Initial Notes or Additional Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes or Additional Notes in such Exchange Offer.
(v)  Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.
(f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Certificated Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such reduction.
(g)  Obligations with Respect to Transfers and Exchanges of Notes.
(i)  To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Certificated Notes and Global Notes at the Registrar’s request.
(ii)  All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.
(iii)  In order to effect any transfer or exchange of an interest in any Transfer Restricted Note for an interest in a Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel, in form reasonably acceptable to the Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such interest by the beneficial holder thereof, shall be required to be delivered to the Registrar and the Trustee.
(h) No Obligation of the Trustee.
(i)  The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.
(ii)  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(i) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.7 of the Base Indenture, the Trustee shall authenticate (i) one or more Global Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amounts of the beneficial interests in the Global Notes tendered for acceptance by Persons that provide in the applicable letters of transmittal such certifications as are required by the Registration Rights Agreement and applicable law, and accepted for exchange in the Exchange Offer and (ii) Certificated Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amount of the Certificated Notes tendered for acceptance by Persons that provide in the applicable letters of transmittal such certification as are required by the Registration Rights Agreement and applicable law, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Global Notes with the Restricted Notes Legend to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and mail to the Persons designated by the Holders of the Certificated Notes so accepted Certificated Notes without the Restricted Notes Legend in the applicable principal amount. Any Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities under this Indenture.
Section 2.3.    Certificated Notes.
(a)  A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 of this Schedule A or issued in connection with an Exchange Offer may be transferred to the beneficial owners thereof in the form of Certificated Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 of this Schedule A and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, (ii) the Company executes and delivers to the Trustee an Officers’ Certificate to the effect that such Global Notes shall be so exchangeable or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository. Any Global Note that is exchangeable pursuant to the preceding sentence shall be exchangeable for Notes registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Notes with like tenor and terms.
(b)  Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Certificated Note delivered in exchange for an interest in a Global Note that is a Transfer Restricted Note shall, except as otherwise provided by Section 2.2(e) of this Schedule A, bear the Restricted Notes Legend.
(c)  The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
(d)  In the event of the occurrence of any of the events specified in Section 2.3(a) of this Schedule A, the Company shall promptly make available to the Trustee a reasonable supply of Certificated Notes in fully registered form without interest coupons.

Schedule B
Form of Global Note representing the 2044 Notes
REGISTERED
No. [•]
TIFFANY & CO.
4.900% SENIOR NOTE DUE 2044
representing
$[•]
CUSIP No. [•]
[RESTRICTED NOTES ONLY][THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) TO THE COMPANY, ANY OF THE GUARANTORS OR ANY OF THEIR RESPECTIVE SUBSIDIARIES AND (C) IN ACCORDANCE WITH ALL APPLICABLE BLUE SKY LAWS OF THE STATES OF THE UNITED STATES, AND ANY SELLER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (A)(1) OR (2) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (A)(2), (3) OR (4) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]
[GLOBAL NOTES ONLY][UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]
BY ITS ACQUISITION OF THIS SECURITY OR ANY INTEREST HEREIN, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY OR ANY INTEREST HEREIN WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.
TIFFANY & CO., a Delaware corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of [•] DOLLARS on October 1, 2044, and to pay interest thereon from September 25, 2014 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on April 1 and October 1 (each, an “Interest Payment Date”), in each year, commencing April 1, 2015, at the rate of 4.900% per annum until the principal hereof is paid or made available for payment.
The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor securities of this Note) is registered at the close of business on the regular record date for such interest, which shall be March 15 and September 15 (whether or not a Business Day) (such dates, the “Regular Record Date”), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more predecessor securities of this Note) is registered at the close of business on a special record date for the payment of such defaulted interest, all in accordance with Section 2.13 of the Base Indenture.
Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Register or by wire transfer to an account maintained by the payee at a bank located in the United States. All payments of principal and interest in respect of this Note will be made by the Company in immediately available funds.
Additional provisions of this Note are contained on the reverse hereof, and such provisions shall have the same effect as though fully set forth in this place. Capitalized terms used but not defined herein have the meaning given to them in the Indenture.
Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for the Notes by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.
Signature Page Follows

IN WITNESS WHEREOF, TIFFANY & CO. has caused this instrument to be duly executed under its corporate seal.
Dated: [•].

TIFFANY & CO.

By:
Name:
Title:

Attest:
By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein described in the within-mentioned Indenture.

Dated: [•]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:
Name:
Title:

(Reverse of Note)
TIFFANY & CO.
This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Company designated as 4.900% Senior Notes due 2044 (hereinafter called the “Notes”) as hereinafter specified, which series is initially limited in aggregate principal amount to $300,000,000 (except as provided in the Indenture hereinafter mentioned), all such Notes issued and to be issued under an Indenture dated as of September 25, 2014 between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Base Indenture”), as supplemented by Supplemental Indenture No. 2, dated as of September 25, 2014, among the Company, the Guarantors party thereto and the Trustee (the “Supplemental Indenture” and together with the Base Indenture, herein called the “Indenture”), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitations of rights thereunder of the Holders of the Notes and of the rights, obligations, duties and immunities of the Trustee for each series of Notes and of the Company, and the terms upon which the Notes are and are to be authenticated and delivered.
In addition, without the consent of the holders of the Notes, the Company may issue, from time to time in accordance with the provisions of the Indenture, Additional Notes having the same ranking and the same interest rate, maturity and other terms as the Notes (except for the issue date and issue price); provided that such additional Notes shall be fungible with the Notes issued on the date hereof for U.S. federal income tax purposes. Any Additional Notes having such similar terms, together with the applicable series of Notes issued on the date hereof, shall constitute a single series of notes under the Indenture. No Additional Notes may be issued if an Event of Default has occurred with respect to the Notes.
Guarantee
Pursuant to Article Four of the Supplemental Indenture, each Guarantor hereby agrees that it shall provide a Guarantee on a senior unsecured basis of the Company’s obligations under the Indenture with respect to the Notes. The Guarantors shall be automatically and unconditionally released and discharged from all obligations under the Indenture and the Guarantee without any action required on the part of the Trustee or any Holder pursuant to Section 4.04 of the Supplemental Indenture.
Change of Control
If a Change of Control Triggering Event (as defined below) occurs, unless the Company has exercised its right to redeem the Notes, Holders may require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their Notes pursuant to an offer (the “Change of Control Offer”) of payment in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to the Change of Control Payment Date (as defined below); provided, that if the Repurchase Date falls after a Record Date and on or before the corresponding Interest Payment Date, interest otherwise due on the Interest Payment Date, will be paid to Holders of Notes on the Record Date and the Change of Payment will not include such accrued and unpaid interest.
Within 30 days following any Change of Control Triggering Event, or at the Company’s option, prior to the date of consummation of any Change of Control, but after the public announcement of such pending Change of Control, the Company is required to deliver a notice to each Holder of Notes, with a copy to the Trustee. Such notice will state, among other things, the Repurchase Date, which must be no earlier than 30 days nor later than 60 days from the date such notice is sent, other than as may be required by law (the “Change of Control Payment Date”). The notice, if sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. The Company must comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 (the “Exchange Act”) and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Notes by virtue of such conflicts.
Any exercise by a Holder of its election to accept the Change of Control Offer shall be irrevocable.
On the Change of Control Payment Date, the Company will, to the extent lawful:

•	accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

•	deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.
The paying agent will promptly deliver to each Holder of notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and deliver (or cause to be transferred by book-entry) to each Holder a new note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
The Company will not be required to make an offer to repurchase the Notes upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.
For purposes of the foregoing discussion of a repurchase at the option of Holders, the following definitions are applicable:
“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” as that term is used in Section 13(d)(3) of the Exchange Act)), other than the Company or of its Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person (including any “person” as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares; (iii) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction; (iv) the first day on which the majority of the members of the board of directors of the Company cease to be Continuing Directors; or (v) the adoption of a plan relating to the liquidation or dissolution of the Company.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.
“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who (1) was a member of such Board of Directors on the date of the Supplemental Indenture; or (2) was nominated for election, elected or appointed to such Board of Directors pursuant to a proposal by a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).
“Fitch” means Fitch Ratings, Inc. and its successors.
“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P or BBB- (or the equivalent) by Fitch.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s corporation, and its successors.
“Person” for purposes of this section “Change of Control” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Rating Agencies” means each of Moody’s, S&P and Fitch; provided, that if Moody’s, S&P or Fitch ceases to provide rating services to issuers or investors, a replacement for such agency selected by the Company (as certified by a resolution of the Company’s Board of Directors).
“Rating Event” means the Notes cease to be rated Investment Grade by two of the three Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change). Unless two of the three Rating Agencies are providing a rating for the Notes at the commencement of any Trigger Period, the Notes will be deemed to have ceased to be rated Investment Grade by each of the Rating Agencies during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated. In no event shall the Trustee be charged with monitoring ratings nor shall it be charged with knowledge of a Rating Event.
“S&P” means Standard & Poor’s Rating Services, a division of McGraw-Hill Financial, Inc., and its successors.
“Voting Stock” means, with respect to any specified Person as of any date, the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.
Optional Redemption
The Notes will be subject to redemption at the option of the Company as set forth in Article III of the Supplemental Indenture.
Payment of Additional Interest
The Company shall pay all Additional Interest, if any, in the same manner and on the same dates as interest at the rate stated herein and in the amounts set forth in the Registration Rights Agreement. The term “interest”, as used with respect to the Notes, shall be deemed to include any such Additional Interest unless the context otherwise requires. All accrued Additional Interest will be paid by the Company on the next scheduled Interest Payment Date in accordance with the terms hereof and the Indenture.
For purposes of the foregoing discussion of additional interest, the following definitions are applicable:

“Additional Interest” means all interest payable as a consequence of the failure to effectuate in a timely manner the exchange offer and/or shelf registration procedures set for in the Registration Rights Agreement.
“Registration Rights Agreement” means (i) the registration rights agreement, dated as of September 25, 2014 among the Company, the Guarantors, and the representatives of the initial purchasers party thereto, as such agreement may be amended, modified or supplemented from time to time, and (ii) with respect to any additional Notes, one or more substantially similar registration rights agreements among the Company and the other parties thereto, as such agreements may be amended from time to time.
Reports
For so long as any Notes are outstanding, the Company will furnish to Holders and prospective purchasers of the notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The requirements set forth in this paragraph may be satisfied by delivering such information to the Trustee and posting copies of such information on a website (which may be nonpublic and may be maintained by the Company or a third party, provided, that the Trustee will have no responsibility to determine if such posting has occurred) to which access will be given to Holders and prospective purchasers of the Notes (which prospective purchasers will be limited to “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act or non-U.S. persons (as defined in Regulation S under the Securities Act) that certify their status as such to the reasonable satisfaction of the Company. The Company shall be deemed to have complied with this paragraph to the extent that such information, documents and reports are filed with the Securities and Exchange Commission via EDGAR (or any successor electronic data delivery procedure).
Defeasance
The Indenture contains provisions for defeasance at any time of the entire principal of all the Notes of any series upon compliance by the Company with certain conditions set forth therein. Certain of the Company’s obligations under the Indenture with respect to Notes and the Guarantors’ obligations under the Guarantees, may be terminated if the Company irrevocably deposits with the Trustee money or Government Obligations sufficient to pay and discharge the entire indebtedness on a the Indenture.
Events of Default
If an Event of Default (other than an Event of Default described in Section 6.1(e) or (f) of the Base Indenture) with respect to the Notes shall occur and be continuing, then either the Trustee or the Holders of not less than 25% in principal amount of the Notes of this series then outstanding may declare the entire principal amount of the Notes due and payable in the manner and with effect provided in the Indenture. If an Event of Default specified in Section 6.1(e) or (f) of the Base Indenture occurs with respect to the Company, all of the unpaid principal amount and accrued interest then outstanding shall ipso facto become and be immediately due and payable in the manner and with the effect provided in the Indenture without any declaration or other act by the Trustee or any Holder.
Amendments
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company with the consent of the Holders of more than 50% in aggregate principal amount of the Notes at the time outstanding of each series issued under the Indenture to be affected thereby. The Indenture also contains provisions permitting the Holders of more than 50% in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

Payment
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.
Transfer, Registration and Exchange
As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose, or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon due or one or more new notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
The Notes are issuable only in registered form without coupons in denominations of $2,000 and any multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.11, 3.6 or 9.6 of the Base Indenture).
The Company, the Trustee for the Notes and any agent of the Company or such Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.
The Notes are not subject to a sinking fund.
This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.
Certain terms used in this Note which are defined in the Indenture have the meanings set forth therein.

ASSIGNMENT FORM
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:
PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Name and address of Assignee, including zip code, must be printed or typewritten)

the within Note, and all rights thereunder, hereby irrevocably, constituting and appointing to transfer the said Note on the books of Tiffany & Co. with full power of substitution in the premises.
Dated: ___________

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFERS OF TRANFER RESTRICTED NOTES
This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ Certificated form by the undersigned.
The undersigned (check one box below):

has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in Certificated, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or
has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.
In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:
CHECK ONE BOX BELOW

(1)	to the Company, a Guarantor or Subsidiary of any of them; or

(2)	to the Registrar for registration in the name of the Holder, without transfer; or

(3)
to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(4)
pursuant to offers and sales to non-U.S. persons that occur outside the United States of America within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(5)	pursuant to Rule 144 under the Securities Act; or

(6)	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(7)	pursuant to another available exemption from registration under the Securities Act.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box  (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature
Date:
Signature of Signature Guarantor
TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer
Name:
Title:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A
REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE,
PURSUNT TO SECTION 2.2(d)(iii) OF SCHEDULE A TO THE INDENTURE1

The undersigned represents and warrants that either:

the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or
the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or
the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated:
Your Signature

1    Include only for Regulation S Global Notes.

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have all or part of this Note purchased by the Company pursuant to Change of Control, state the amount you elect to have purchased:
$_______________    (integral multiples of $1,000,
provided that the unpurchased
portion must be in a minimum
principal amount of $2,000)
Date: _____________________

Your Signature: _____________________
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.: _____________________
Signature Guarantee*: __________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian

* This schedule should be included only if the Note is issued in global form

Schedule C
FORM OF NOTATION OF GUARANTEE
For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of September 25, 2014 (the “Base Indenture”) among Tiffany & Co., a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by the Supplemental Indenture No. 2, dated as of September 25, 2014, among the Company, the Guarantors party thereto and the Trustee (together with the Base Indenture, the “Indenture”), (a) the due and punctual payment of the principal of, premium on, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, and interest on, the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Four of the Supplemental Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.
Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

TIFFANY AND COMPANY,
as Guarantor
By:
Name:
Title:

TIFFANY & CO. INTERNATIONAL,
as Guarantor
By:
Name:
Title:

TIFFANY & CO. JAPAN INC.,
as Guarantor
By:
Name:
Title:

C-1